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                                                                    Exhibit 23.4

[LETTTERHEAD OF RP FINANCIAL,LC.]


                                                  August 10, 2000

Board of Directors
Harris Savings Bank
235 North Second Street
Harrisburg, Pennsylvania 17101

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Prospectus and the filing of the appraisal report and subscriptions rights letter in the Registration Statement on Form S-1 and Form S-4.


                                                  Sincerely,

                                                   RP FINANCIAL, LC.

                                                  /s/ RP Financial, LC.